Exhibit 99.1

Dermira Elects Halley E. Gilbert to its Board of Directors

MENLO PARK, Calif., November 13, 2019 – Dermira, Inc. (NASDAQ: DERM), a biopharmaceutical company dedicated to bringing biotech ingenuity to medical dermatology by delivering differentiated, new therapies to the millions of patients living with chronic skin conditions, today announced the election of Halley E. Gilbert to its board of directors.

“We are excited to welcome Halley Gilbert to Dermira’s board of directors,” said Tom Wiggans, chairman and chief executive officer of Dermira. “Dermira will benefit from Halley’s breadth of experience in building successful commercial biotechnology companies.”

Ms. Gilbert currently serves as senior vice president, corporate development and chief administrative officer of Ironwood Pharmaceuticals, Inc. (NASDAQ: IRWD) overseeing corporate and business development, legal, compliance and government affairs. Ms. Gilbert has more than two decades of experience guiding biopharmaceutical companies through transformational change, as well as expertise in corporate transactions, governance and the operational and strategic issues relevant to launching new medicines. Prior to joining Ironwood, Ms. Gilbert was vice president, deputy general counsel at Cubist Pharmaceuticals, Inc., where she supported the launch of Cubist’s first acute care antibiotic, and prior to Cubist, she served as corporate counsel at Genzyme Corp. She began her career at Skadden, Arps, Slate, Meagher & Flom LLP, where she specialized in mergers and acquisitions and securities law. Ms. Gilbert holds a J.D. from Northwestern University School of Law and a B.A. from Tufts University.

“I am excited to join the Dermira board at a time when the company continues to demonstrate its ability to successfully commercialize its first therapy and develop what might one day represent a best-in-disease therapy for a chronic and debilitating skin disease,” said Halley Gilbert. “I look forward to sharing my experience to maximize opportunities and support the company’s mission to help patients living with chronic skin conditions.”

About Dermira

Dermira is a biopharmaceutical company dedicated to bringing biotech ingenuity to medical dermatology by delivering differentiated, new therapies to the millions of patients living with chronic skin conditions. Dermira is committed to understanding the needs of both patients and physicians and using its insight to identify, develop and commercialize leading-edge medical dermatology products. The company’s approved treatment, QBREXZA® (glycopyrronium) cloth, is indicated for pediatric and adult patients (ages 9 and older) with primary axillary hyperhidrosis (excessive underarm sweating). Please see the QBREXZA prescribing information. Dermira is evaluating lebrikizumab in a Phase 3 clinical development program for the treatment of moderate-to-severe atopic dermatitis (a severe form of eczema) and has early-stage research and development programs in other areas of dermatology. Dermira is headquartered in Menlo Park, Calif. For more information, please visit http://www.dermira.com. Follow Dermira on Twitter, LinkedIn and Instagram.

In addition to filings with the Securities and Exchange Commission (SEC), press releases, public conference calls and webcasts, Dermira uses its website (www.dermira.com), LinkedIn page (https://www.linkedin.com/company/dermira-inc-), corporate Instagram account (https://www.instagram.com/dermira_inc/) and corporate Twitter account (@DermiraInc) as channels of distribution of information about its company, product candidates, planned financial and other announcements, attendance at upcoming investor and industry conferences and other matters. Such information may be deemed material information and Dermira may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Dermira’s website, LinkedIn page, Instagram and Twitter accounts in addition to following its SEC filings, news releases, public conference calls and webcasts.

Forward-Looking Statements

The information in this news release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. This news release contains forward-looking statements that involve substantial risks and uncertainties, including statements with respect to Dermira’s goal of bringing biotech ingenuity to medical dermatology by delivering differentiated, new therapies to the millions of patients living with chronic skin conditions and Dermira’s ability to continue to successfully commercialize its first therapy and develop what might one day represent a best-in-disease therapy for a chronic and debilitating skin disease. These statements deal with future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to the design, implementation and outcomes of Dermira’s clinical trials; the impact of competitive clinical trials, products and therapies; Dermira’s dependence on third-party clinical research organizations, manufacturers, suppliers and distributors; the outcomes of future meetings with regulatory agencies; market acceptance of Dermira’s current and potential products; Dermira’s ability to attract and retain key employees; Dermira’s ability to manage the growth and complexity of its organization; Dermira’s ability to maintain, protect and enhance its intellectual property; and Dermira’s ability to continue to stay in compliance with its material contractual obligations, applicable laws and regulations. You should refer to the section entitled “Risk Factors” set forth in Dermira’s Annual Report on Form 10-K, Dermira’s Quarterly Reports on Form 10-Q and other filings Dermira makes with the SEC from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by Dermira’s forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this news release. Dermira undertakes no obligation to publicly update any forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Media:

Erica Jefferson

Vice President, Corporate Communications

650-421-7216

media@dermira.com

Investors:

Andrew Guggenhime

Chief Financial Officer

650-421-7200

investor@dermira.com